     At a meeting held on April 12, 2001,  the Board of Trustees of  Oppenheimer
Trinity Growth Fund approved a reorganization transaction that will, if approved by shareholders, result in the transfer of the net assets of Oppenheimer Trinity
Growth Fund to Oppenheimer Large Cap Growth Fund, in exchange for an equal value of shares of Oppenheimer  Large Cap Growth Fund. The shares of Oppenheimer Large
Cap Growth Fund will then be  distributed  to  Oppenheimer  Trinity  Growth Fund shareholders  and  Oppenheimer  Trinity Growth Fund will be liquidated.  The pro forma financial  statements reflect the (i) Combined Statement of Investments as of January 31, 2001;  (ii) Combined  Statements of Assets and  Liabilities as of
January  31,  2001;  and  (iii)  Combined   Statements  of  Operations  for  the
twelve-month  period ended January 31, 2001. The pro forma financials  should be read in conjunction with the audited financials and semi-annual reports for each entity.  The Funds  will bear the cost of their  respective  tax  opinions.  Any documents such as existing  prospectuses  or annual reports that are included in the  proxy  mailing  or at a  shareholder's  request  will be a cost of the Fund issuing the  document.  Any other  out-of-pocket  expenses  associated  with the
Reorganization  will be paid by the Funds in the amounts incurred by each. These costs,  which are  estimated  at $45,000,  are not  reflected in these pro forma financials.

       Pro Forma Combining Statements of Assets and Liabilities January 31, 2001
           Oppenheimer Large Cap Growth Fund and Oppenheimer Trinity Growth Fund

                                                                                                                                                                                                                              Pro Forma
                                                                                                                        Oppenheimer                 Oppenheimer                                                               Combined
                                                                                                                         Large Cap                 Trinity Growth                             ProForma                       Oppenheimer
                                                                                                                        Growth Fund                   Fund (1)                               Adjustments                Large Cap Growth Fund                                                                                                                      (Unaudited)                 (Unaudited)                                                              (Unaudited)
                                                                                                                --------------------------------------------------------------------------------------------------------------------------------
                                                                         ASSETS:
                                                   Investments, at value (cost*)                                              $26,959,375                      $8,467,807                                                            $35,427,182

                                                                            Cash                                                      382                             297                                                                    679
                                                                    Receivables:
                                      Interest, dividends and principal paydowns                                                    1,426                           2,261                                                                  3,687
                             Shares of beneficial interest or capital stock sold                                                   30,023                         141,126                                                                171,149
                                                                           Other                                                   94,239                           1,972                                                                 96,211
                                                                                                                 ---------------------------------------------------------------------------------------------------
                                                                    Total assets                                              $27,085,445                      $8,613,463                                                            $35,698,908
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                                    LIABILITIES:                                                        .
                                                 Payables and other liabilities:
                                                           Investments purchased                                                        -                          45,348                                                                 45,348
                         Shares of beneficial interest or capital stock redeemed                                                    9,201                          13,694                                                                 22,895
                                                   Trustees' and Directors' fees                                                   29,849                             563                                                                 30,412
                                                         Legal and auditing fees                                                   13,179                           5,492                                                                 18,671
                                             Distributions and service plan fees                                                    5,063                           1,509                                                                  6,572
                                   Transfer and shareholder servicing agent fees                                                   90,104                               -                                                                 90,104
                                                                           Other                                                   34,814                          14,772                                                                 49,586
                                                                                                                 ---------------------------------------------------------------------------------------------------
                                                                                                                                                                                                                    -----------------------------
                                                               Total liabilities                                                  182,210                          81,378                                                                263,588
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                                      NET ASSETS                                              $26,903,235                      $8,532,085                                                             35,435,320
                                                                                                                 ===================================================================================================-----------------------------
                                                      COMPOSITION OF NET ASSETS:
                                                                 Paid-in capital                                               32,774,019                      10,537,882                                                             43,311,901
                                            Par value of shares of capital stock
                                                      Additional paid-in capital
                                           Overdistributed net investment income                                                (222,149)                        (63,392)                                                              (285,541)
                              Accumulated net realized loss from investments and
                                                   foreign currency transactions                                              (5,172,292)                     (2,056,792)                                                            (7,229,084)
        Net unrealized appreciation (depreciation)on investments and translation
                     of assets and liabilities denominated in foreign currencies                                                (476,343)                         114,387                                                              (361,956)
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                                      NET ASSETS                                              $26,903,235                      $8,532,085                                                            $35,435,320
                                                                                                                 ================================================================================================================================

-------------------------------------------------------------------------
---------------------------------------------------------------------
         The pro forma financials should be read in conjunction with the audited financials and semi-annual reports for each entity.
   The Funds will bear the cost of their respective tax opinions.  Any documents such as existing prospectuses or annual reports that are included in the proxy mailing or at a shareholder's request will be a cost of the Fund issuing the document.
     Any other out-of-pocket expenses associated with the Reorganization will be paid by the Funds in the amounts incurred by each.
      These costs, which are estimated at $45,000 are not reflected in these pro forma financials.
                                                                                                                                                                                                                              Pro Forma
                                                                                                                        Oppenheimer                 Oppenheimer                                                               Combined
                                                                                                                         Large Cap                 Trinity Growth                             ProForma                       Oppenheimer
                                                                                                                        Growth Fund                   Fund (1)                               Adjustments                Large Cap Growth Fund
                                                       Net Asset Value Per Share                                        (Unaudited)                 (Unaudited)                                                              (Unaudited)
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                                 Class A Shares:
          Net asset value and redemption price per share (based on net assets of
                          $14,211,441, $4,410,602 and $18,622,043 and 1,361,216,
           482,092 and 1,783,687 shares of beneficial interest or capital shares outstanding for
              Oppenheimer Large Cap Growth Fund, Oppenheimer Trinity Growth Fund
                   and Combined Oppenheimer Large Cap Growth Fund, respectively)                                                   $10.44                           $9.15                                                                 $10.44

    Maximum offering price per share (net asset value plus sales charge of 5.75%
                                                              of offering price)                                                   $11.08                                                                                                 $11.08

                                                                 Class B Shares:
          Net asset value and redemption price per share (based on net assets of
                          $10,537,648, $2,991,011 and $13,528,659 and 1,026,377,
           330,682 and 1,317,615 shares of beneficial interest or capital shares outstanding for
              Oppenheimer Large Cap Growth Fund, Oppenheimer Trinity Growth Fund
                   and Combined Oppenheimer Large Cap Growth Fund, respectively)                                                   $10.27                           $9.04                                                                 $10.27

                                                                 Class C Shares:
          Net asset value and redemption price per share (based on net assets of
          $2,153,091, $1,129,554 and $3,282,645 and 209,631, 124,966 and 319,599
                 shares of beneficial interest or capital shares outstanding for
              Oppenheimer Large Cap Growth Fund, Oppenheimer Trinity Growth Fund
                   and Combined Oppenheimer Large Cap Growth Fund, respectively)                                                   $10.27                           $9.04                                                                 $10.27

                                                                 Class Y Shares:
          Net asset value and redemption price per share (based on net assets of
                                    $1,055, $918 and $1,973 and 100, 100 and 187
                 shares of beneficial interest or capital shares outstanding for
              Oppenheimer Large Cap Growth Fund, Oppenheimer Trinity Growth Fund
                   and Combined Oppenheimer Large Cap Growth Fund, respectively)                                                   $10.55                           $9.18                                                                 $10.55

                                                                           *Cost                                              $27,435,718                      $8,353,420                                                            $35,789,138

       (1)  Oppenheimer Trinity Growth Fund Class A shares will be exchanged for
                               Oppenheimer Large Cap Growth Fund Class A shares.
           Oppenheimer Trinity Growth Fund  Class B shares will be exchanged for
                               Oppenheimer Large Cap Growth Fund Class B shares.
           Oppenheimer Trinity Growth Fund  Class C shares will be exchanged for
                               Oppenheimer Large Cap Growth Fund Class C shares.
           Oppenheimer Trinity Growth Fund  Class Y shares will be exchanged for
                               Oppenheimer Large Cap Growth Fund Class Y shares.

        Pro Forma Combining Statements of Operations For the Twelve Months Ended
                                                                January 31, 2001
---------------------------------------------------------------------
         The pro forma financials should be read in conjunction with the audited financials and semi-annual reports for each entity.
   The Funds will bear the cost of their respective tax opinions.  Any documents such as existing prospectuses or annual reports that are included in the proxy mailing or at a shareholder's request will be a cost of the Fund issuing the document.
     Any other out-of-pocket expenses associated with the Reorganization will be paid by the Funds in the amounts incurred by each.
     These costs, which are estimated at $45,000, are not reflected in these pro forma financials.

                                                                                                                                                                                                                              Pro Forma
                                                                                                                        Oppenheimer                 Oppenheimer                                                               Combined
                                                                                                                         Large Cap                 Trinity Growth                             ProForma                       Oppenheimer
                                                                                                                        Growth Fund                     Fund                                 Adjustments                Large Cap Growth Fund
                                                                                                                        (Unaudited)                 (Unaudited)                                                              (Unaudited)
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                              INVESTMENT INCOME:
                                                                        Interest                                                  $46,696                         $28,794                                                                $75,490
                                                                       Dividends                                                  142,420                          63,160                                                                205,580
                                                                                                                                                                          ------------------------------------------
                                                                    Total income                                                 $189,116                         $91,954                                                                281,070
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                                       EXPENSES:
                                                                 Management fees                                                  214,425                          77,306                                                                291,731
                                             Distribution and service plan fees:                                                                                                                                                               0
                                                                         Class A                                                   31,850                           6,436                                                                 38,286
                                                                         Class B                                                  106,295                          28,424                                                                134,719
                                                                         Class C                                                   21,721                          11,589                                                                 33,310
                                   Transfer and shareholder servicing agent fees                                                   64,937                          10,548                                                                 75,485
                                                             Shareholder reports                                                   65,168                          29,007                             (14,986)  (1)                       79,189
                                                         Legal and auditing fees                                                   13,784                          15,650                             (15,650)  (2)                       13,784
                                                              Insurance expenses                                                    1,418                             119                                                                  1,537
                                       Trustees' or Directors' fees and expenses                                                   20,541                             678                                                                 21,219
                                                                           Other                                                   15,223                          13,383                                                                 28,606
                                                                                                                 ---------------------------------------------------------------------------------------------------
                                                                  Total expenses                                                  555,362                         193,140                             (30,636)                           717,866
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                   Less expenses paid indirectly                                                        -                               -                                                                      0
                                                                                                                 ---------------------------------------------------------------------------------------------------
                                                                    Net expenses                                                  555,362                         193,140                             (30,636)                           717,866
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                           NET INVESTMENT INCOME                                               ($366,246)                      ($101,186)                               30,636                         (436,796)
                                                                                                                                                                          -----------------------------------------------------------------------
                                            REALIZED AND UNREALIZED GAIN (LOSS):
                                                  Net realized gain (loss) from:
                                                                     Investments                                              (3,598,999)                     (2,073,620)                                                            (5,672,619)
                                                               Net realized loss                                              (3,598,999)                     (2,073,620)                                                            (5,672,619)
                                                                                                                 ---------------------------------------------------------------------------------------------------

                       Net change in unrealized appreciation or depreciation on:
                                                                     investments                                              (1,373,965)                          33,486                                                            (1,340,479)
                                                                      Net change                                              (1,373,965)                          33,486                                                            (1,340,479)
                                                                                                                 ---------------------------------------------------------------------------------------------------
                                                Net realized and unrealized loss                                              (4,972,964)                     (2,040,134)                                                            (7,013,098)
                                                                                                                 --------------------------------------------------------------------------------------------------------------------------------
                                                      NET DECREASE IN NET ASSETS
                                                       RESULTING FROM OPERATIONS                                             ($5,339,210)                    ($2,141,320)                              $30,636                      ($7,449,894)
                                                                                                                 ================================================================================================================================

                            (1)  Reflects elimination of duplicate printing fee.
   (2)  Reflects elimination of duplicate legal, auditing and professional fees.